Exhibit 99.1
Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	April 28, 2023
IMMEDIATE

Moog Inc. Reports Second Quarter 2023 Results
With Record Sales

Reiterates full year adjusted 2023 earnings per share guidance

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and controls systems, today reported second quarter 2023 diluted earnings per share of $1.34 and adjusted diluted earnings per share of $1.42.

(in millions, except per share results)
	Q2 2023	Q2 2022	Deltas
Net sales	$837	$771	9%
Operating margin	10.0%	7.4%	260 bps
Adjusted operating margin	10.4%	10.6%	-20 bps
Diluted net earnings per share	$1.34	$0.91	47%
Adjusted diluted net earnings per share	$1.42	$1.49	(5)%
Adjusted free cash flow	$(101)	$(24)	$(76)
See the reconciliations of adjusted financial results to reported results included in the financial statements herein for the quarters ended April 1, 2023 and April 2, 2022.

Quarter Highlights
▪Net sales were $837 million, an increase of 9% compared to the second quarter from a year ago, with increases across all three reporting segments. Excluding divestitures and foreign exchange impacts, sales increased 11%.
▪Adjusted operating margin of 10.4% was relatively unchanged from a year ago. Stronger operational performance was offset by several program charges and an unfavorable sales mix.
▪Adjusted diluted earnings per share decreased 5%, as $7 million of higher interest expense was partially offset by increased operating profit.
▪Adjusted free cash flow use in the second quarter of $101 million was driven by working capital consumption and elevated capital expenditures.
"Our sales were remarkable this quarter, a proud record for our company," said Pat Roche, CEO. "Adjusted operating margin performance through the first half of the year was better than prior year and will be stronger in the second half of FY23. We took a big step in our simplification journey by moving away from a matrixed structure in Aircraft Controls towards two separate businesses. This change will drive greater clarity and performance.”

Exhibit 99.1
Segment Results
Aircraft Controls sales in the second quarter of 2023 increased 11%. Sales for commercial OEM programs increased significantly, up 56%, driven by market recovery in widebody aircraft and business jet activity. Commercial aftermarket increased 21% due to higher spares volume. Military OEM sales were down 5% reflecting lower funded development activity. Military aftermarket was down 18% compared to a very strong quarter a year ago. Adjusted operating margin was 9.5%, a 50 basis-point decrease, the result of an unfavorable sales mix in the quarter.

Space and Defense Controls sales increased 10% in the second quarter of 2023, mostly driven by increased activity in the avionics business and the ramp to full-rate production for the reconfigurable turret. Adjusting for the divestiture of the security business last year, segment sales increased 12%. Adjusted operating margin was 11.7%, 10 basis points higher than last year’s second quarter. Benefits associated with higher sales and improvements in the core business were mostly offset by additional charges on our space vehicle development programs.

Industrial Systems sales increased 3%. Excluding foreign currency movements and last year’s sonar business divestiture, sales increased 8%. The underlying sales growth was related to continued recovery in industrial automation products. Sales of medical products were mostly unchanged while simulation and test products were lower on order timing. Adjusting for last year’s divestiture, energy sales were unchanged. Adjusted operating margin of 10.4% decreased 10 basis points, reflecting operational charges taken in the quarter, offset by incremental sales volume.

Free Cash Flow Results
Adjusted free cash flow in the second quarter was a use of cash of $101 million. Capital expenditures were $60 million in the quarter and included $28 million for the purchase of a building to support business growth. Working capital pressure was tied to receivables growth associated with higher sales, supply chain constraints, and the work-down of customer advances for defense programs.

2023 Financial Guidance
“We are increasing our sales guidance slightly to $3.2 billion," said Jennifer Walter, CFO. "In addition, we are reiterating our fiscal year 2023 guidance for the company’s adjusted operating margin and adjusted earnings per share. Overall, we had a good first half of the year and our outlook for the rest of the year looks strong."

(in millions, except per share results)
	FY 2023 Guidance
	Current	Previous
Net sales	$3,190	$3,175
Operating margin	11.1%	11.2%
Adjusted operating margin	11.0%	11.0%
Diluted net earnings per share	$5.81	$5.89
Adjusted diluted net earnings per share	$5.70	$5.70
Free cash flow	$—	$100
Earnings per share figures are forecasted to be within range of +/- $0.20.

Free cash flow guidance is now zero. This change reflects an increase in working capital requirements largely due to the second quarter pressures, and investments to support the business.

In conjunction with today’s release, Moog Inc. will host a conference call today beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. Pat Roche, CEO, and Jennifer Walter, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Exhibit 99.1
Cautionary Statement

Information included or incorporated by reference in this press release that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

Strategic risks
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our research and development and innovation efforts are substantial and may not be successful, which could reduce our sales and earnings;
•If we are unable to adequately enforce and protect our intellectual property or defend against assertions of infringement, our business and our ability to compete could be harmed; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Market condition risks
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company or Lockheed Martin as a customer or a significant reduction in sales to either company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational risks
•A reduced supply, as well as inflated prices, across various raw materials and third-party provided components and sub-assemblies within our supply chain could have a material impact on our ability to manufacture and ship our products, in addition to adversely impacting our operating profit and balance sheet;
•We face various risks related to health pandemics, such as the COVID-19 pandemic, which have had material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;
•We face, and may continue to face, risks related to information systems interruptions, intrusions or new software implementations, which may adversely affect our business operations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes, which may adversely affect our operations and our earnings; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Exhibit 99.1
Financial risks
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities and indenture governing our senior notes could limit our operational and financial flexibility;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

Legal and compliance risks
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us;
•Our operations are subject to environmental laws and complying with those laws may cause us to incur significant costs; and
•We may face reputational, regulatory or financial risks from a perceived, or an actual, failure to achieve our sustainability goals.

General risks
▪Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Contact
Investor Relations - 716.687.4225

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net sales	$836,792	$770,787	$1,596,895	$1,494,873
Cost of sales	615,477	556,070	1,171,894	1,085,776
Inventory write-down	—	1,705	—	3,205
Gross profit	221,315	213,012	425,001	405,892
Research and development	26,743	30,720	50,605	58,428
Selling, general and administrative	116,695	111,019	229,860	222,816
Interest	14,963	8,263	28,095	16,245
Asset impairment	1,219	15,236	1,219	15,236
Restructuring	2,017	7,793	3,095	7,793
Gain on sale of businesses	—	—	—	(16,146)
Gain on sale of buildings	(527)	—	(10,030)	—
Other	3,901	1,268	5,552	1,384
Earnings before income taxes	56,304	38,713	116,605	100,136
Income taxes	13,291	9,626	27,576	24,784
Net earnings	$43,013	$29,087	$89,029	$75,352

Net earnings per share
Basic	$1.35	$0.91	$2.80	$2.35
Diluted	$1.34	$0.91	$2.79	$2.34

Average common shares outstanding
Basic	31,848,140	31,984,674	31,797,071	32,021,036
Diluted	32,043,910	32,120,726	31,959,315	32,154,442

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS BEFORE TAXES, INCOMES TAXES, NET EARNINGS AND DILUTIVE NET EARNINGS PER SHARE (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
As Reported:
Earnings before income taxes	$56,304	$38,713	$116,605	$100,136
Income taxes	13,291	9,626	27,576	24,784
Effective income tax rate	23.6%	24.9%	23.6%	24.8%
Net earnings	43,013	29,087	89,029	75,352
Diluted net earnings per share	$1.34	$0.91	$2.79	$2.34

Loss (Gain) on Sale of Business:
Earnings before income taxes	$—	$—	$—	$(16,146)
Income taxes	—	—	—	(4,273)
Net earnings	—	—	—	(11,873)
Diluted net earnings per share	$—	$—	$—	$(0.37)

Loss (Gain) on Sale of Buildings:
Earnings before income taxes	$(527)	$—	$(10,030)	$—
Income taxes	(100)	—	(2,086)	—
Net earnings	(427)	—	(7,944)	—
Diluted net earnings per share	$(0.01)	$—	$(0.25)	$—

Other Charges:
Earnings before income taxes	$3,830	$24,734	$5,363	$26,234
Income taxes	926	5,883	1,200	6,237
Net earnings	2,904	18,851	4,163	19,997
Diluted net earnings per share	$0.09	$0.59	$0.13	$0.62

As Adjusted:
Earnings before income taxes	$59,607	$63,447	$111,938	$110,224
Income taxes	14,117	15,509	26,690	26,748
Effective income tax rate	23.7%	24.4%	23.8%	24.3%
Net earnings	45,490	47,938	85,248	83,476
Diluted net earnings per share	$1.42	$1.49	$2.67	$2.60
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
Results shown above have been adjusted to exclude impacts associated with the sale of the NavAids business in Aircraft Controls, sale of buildings formerly used in Industrial Systems, as well as, restructuring, inventory write-downs and other charges related to the impact of continued portfolio shaping activities and the Ukraine crisis. While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net sales:
Aircraft Controls	$347,004	$311,268	$657,263	$614,585
Space and Defense Controls	245,853	223,349	463,638	431,205
Industrial Systems	243,935	236,170	475,994	449,083
Net sales	$836,792	$770,787	$1,596,895	$1,494,873
Operating profit:
Aircraft Controls	$31,862	$12,441	$61,580	$54,356
	9.2%	4.0%	9.4%	8.8%
Space and Defense Controls	27,507	24,075	47,801	45,374
	11.2%	10.8%	10.3%	10.5%
Industrial Systems	24,397	20,723	61,148	37,914
	10.0%	8.8%	12.8%	8.4%
Total operating profit	83,766	57,239	170,529	137,644
	10.0%	7.4%	10.7%	9.2%
Deductions from operating profit:
Interest expense	14,963	8,263	28,095	16,245
Equity-based compensation expense	2,791	1,920	5,765	4,578
Non-service pension expense	3,115	1,472	6,214	2,957
Corporate and other expenses, net	6,593	6,871	13,850	13,728
Earnings before income taxes	$56,304	$38,713	$116,605	$100,136

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Aircraft Controls operating profit - as reported	$31,862	$12,441	$61,580	$54,356
Gain on sale of business	—	—	—	(16,146)
Restructuring and other	1,000	18,826	1,000	18,826
Aircraft Controls operating profit - as adjusted	$32,862	$31,267	$62,580	$57,036
	9.5%	10.0%	9.5%	9.3%

Space and Defense Controls operating profit - as reported	$27,507	$24,075	$47,801	$45,374
Inventory write-down	—	—	—	1,500
Restructuring and other	1,324	1,837	1,500	1,837
Space and Defense Controls operating profit - as adjusted	$28,831	$25,912	$49,301	$48,711
	11.7%	11.6%	10.6%	11.3%

Industrial Systems operating profit - as reported	$24,397	$20,723	$61,148	$37,914
Inventory write-down	—	1,705	—	1,705
Gain on sale of buildings	(527)	—	(10,030)	—
Restructuring and other	1,506	2,366	2,863	2,366
Industrial Systems operating profit - as adjusted	$25,376	$24,794	$53,981	$41,985
	10.4%	10.5%	11.3%	9.3%

Total operating profit - as adjusted	$87,069	$81,973	$165,862	$147,732
	10.4%	10.6%	10.4%	9.9%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	April 1, 2023	October 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$107,012	$103,895
Restricted cash	2,642	15,338
Receivables, net	1,079,980	990,262
Inventories, net	679,045	588,466
Prepaid expenses and other current assets	64,501	60,349
Total current assets	1,933,180	1,758,310
Property, plant and equipment, net	737,599	668,908
Operating lease right-of-use assets	62,569	69,072
Goodwill	826,498	805,320
Intangible assets, net	82,421	85,410
Deferred income taxes	9,327	8,630
Other assets	48,015	36,191
Total assets	$3,699,609	$3,431,841
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$728	$916
Accounts payable	238,603	232,104
Accrued compensation	73,999	93,141
Contract advances	317,253	296,899
Accrued liabilities and other	212,267	215,376
Total current liabilities	842,850	838,436
Long-term debt, excluding current installments	958,414	836,872
Long-term pension and retirement obligations	148,693	140,602
Deferred income taxes	58,080	63,527
Other long-term liabilities	111,795	115,591
Total liabilities	2,119,832	1,995,028
Shareholders’ equity
Common stock - Class A	43,807	43,807
Common stock - Class B	7,473	7,473
Additional paid-in capital	576,506	516,123
Retained earnings	2,432,225	2,360,055
Treasury shares	(1,056,187)	(1,047,012)
Stock Employee Compensation Trust	(99,880)	(73,602)
Supplemental Retirement Plan Trust	(81,634)	(58,989)
Accumulated other comprehensive loss	(242,533)	(311,042)
Total shareholders’ equity	1,579,777	1,436,813
Total liabilities and shareholders’ equity	$3,699,609	$3,431,841

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Six Months Ended
	April 1, 2023	April 2, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$89,029	$75,352
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	36,810	38,316
Amortization	5,862	6,735
Deferred income taxes	(9,970)	4,834
Equity-based compensation expense	5,765	4,578
Gain on sale of business	—	(16,146)
Gain on sale of buildings	(10,030)	—
Asset impairment and inventory write-down	1,219	18,441
Other	3,292	2,692
Changes in assets and liabilities providing (using) cash:
Receivables	(76,676)	(4,223)
Inventories	(72,346)	6,951
Accounts payable	1,971	24,388
Contract advances	17,067	60,392
Accrued expenses	(33,030)	(28,324)
Accrued income taxes	11,965	8,217
Net pension and post retirement liabilities	7,119	8,927
Other assets and liabilities	(11,063)	(30,933)
Net cash provided (used) by operating activities	(33,016)	180,197
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(11,837)
Purchase of property, plant and equipment	(89,743)	(74,087)
Net proceeds from businesses sold	959	38,611
Net proceeds from buildings sold	18,825	—
Other investing transactions	(4,241)	(835)
Net cash used by investing activities	(74,200)	(48,148)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	503,232	463,950
Payments on revolving lines of credit	(381,300)	(455,476)
Payments on long-term debt	(188)	(80,181)
Payments on finance lease obligations	(1,899)	(1,085)
Payment of dividends	(16,859)	(16,351)
Proceeds from sale of treasury stock	9,148	8,701
Purchase of outstanding shares for treasury	(20,457)	(26,481)
Proceeds from sale of stock held by SECT	9,795	7,574
Purchase of stock held by SECT	(7,221)	(10,396)
Other financing transactions	(2,024)	—
Net cash provided (used) by financing activities	92,227	(109,745)
Effect of exchange rate changes on cash	5,410	(1,087)
Increase (decrease) in cash, cash equivalents and restricted cash	(9,579)	21,217
Cash, cash equivalents and restricted cash at beginning of period	119,233	100,914
Cash, cash equivalents and restricted cash at end of period	$109,654	$122,131

Exhibit 99.1

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net cash provided (used) by operating activities	$(41,099)	$23,012	$(33,016)	$180,197
Purchase of property, plant and equipment	(59,618)	(37,028)	(89,743)	(74,087)
Free cash flow	(100,717)	(14,016)	(122,759)	106,110
Securitization	—	(10,400)	—	(100,000)
Adjusted free cash flow	$(100,717)	$(24,416)	$(122,759)	$6,110
Amounts may not reconcile when totaled due to rounding.
Free cash flow is defined as net cash provided (used) by operating activities less capital expenditures. Adjusted free cash flow is defined as free cash flow adjusted for securitization activity. The securitization under GAAP reduced 2022 receivables and net debt and increased cash flow from operations. Free cash flow and adjusted free cash flow are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies, however management believes these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.